Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Smith Micro Software, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(4)	457(c)	8,492,095	$0.83	$7,048,438.85	0.00015310	$1,079.12
Total Offering Amounts						$7,048,438.85		$1,079.12
Total Fees Previously Paid								—
Total Fee Offsets								$1,079.12
Net Fee Due								$—
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)Estimated at $0.83 per share of Common Stock, the average of the high ($0.8602) and low ($0.7905) prices for the registrant’s Common Stock as reported on the Nasdaq Capital Market on October 23, 2024 (rounded to the nearest cent), solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(4)Represents the resale of (i) 5,916,988 shares of Common Stock, which is equal to the maximum number of shares issuable upon the exercise of warrants to purchase one share of Common Stock issued to the Selling Stockholders on October 2, 2024 and (ii) 2,575,107 shares of Common Stock issued to one of the Selling Stockholders on October 2, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Smith Micro Software, Inc.	S-1	333-281349 (1)	8/7/2024		$1,079.12	Equity	Common Stock, par value $0.001 per share		$16,700,000
Fee Offset Sources	Smith Micro Software, Inc.	S-1	333-281349 (1)		8/7/2024						$2,464.92
(1) The Registrant paid a registration fee of $2,464.92 in connection with the registration of $16,700,000 of shares of the Registrant’s Common stock, par value $0.001 per share, under the Registration Statement on Form S-1, filed on August 7, 2024 (File No. 333-281349) (the “Prior S-1”). The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on September 16, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $1,079.12, representing a portion of the $2,464.92 fee paid in connection with the Prior S-1.